SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          March 19,  2014
                          Date of Report
                 (Date of Earliest Event Reported)

                            UPOD INC.
              (Exact Name of Registrant as Specified in its Charter)

                  SIDEGATE ACQUISITION CORPORATION
               (Former Name of Registrant as Specified in its Charter)

Delaware                      000-54829                   46-1873883
(State or other          (Commission File Number)         (IRS Employer
jurisdiction                                         Identification No.)
of incorporation)


                         1110  Brickell Avenue
                    Suite 430 Miami, Florida 33131
               (Address of Principal Executive Offices)

                            (305) 728-2006
                     (Registrant's Telephone Number)


ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

     On March 19, 2014, by majority vote of the shareholders Jireh Wong was named as director of the Registrant.

     On March 19, 2014, Jireh Wong was appointed Vice President of Strategic Development of the Registrant.

     Jireh Wong serves as a director of the Registrant and also Vice President of Strategic Development. He has over 15 years experience in finance. Since 1998, Mr. Wong has been employed by DBRS Ltd., a full-service rating agency, in various capacities ranging from credit analyst in structured finance and securitizations, to manager of IT and systems development, to sales and business development. As a credit analyst, Mr. Wong was responsible for the development of quantitative simulation models used in the analysis of complex portfolio default and loss behavior. In his current capacity, Mr. Wong is head of Corporate Business Development and is responsible for corporate ratings origination and sales and marketing. In 1994, Mr. Wong received a Bachelor of Applied Science degree in Electrical Engineering, from the University of Toronto a field in which he worked prior to his career in finance.

                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         UPOD INC.

Date: March 20, 2014                    /s/ Nicholas Agar
                                            President